EXHIBIT 23








                          Independent Auditors' Consent








We consent to the incorporation by reference in Registration Statement No. 33-11717 of Middlesex Water Company on Form S-3 of our report dated February 14, 1996, incorporated by reference in this Annual Report on Form 10-K of Middlesex Water Company and its subsidiaries for the year ended December 31, 1995.



/DELOITTE & TOUCHE LLP/

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 28, 1996